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                                  EXHIBIT 21

                        Subsidiaries of the Registrant



                                          State or Other
                                          Jurisdiction of      Percentage
Parent                                    Incorporation        Ownership
------                                    -------------        ---------

Community Financial Corp.                     Illinois


Subsidiary (1)

Community Bank & Trust, N.A.                United States         100%

American Bancshares, Inc.                     Illinois            100%

The Egyptian State Bank                       Illinois            100%

Saline County State Bank                      Illinois            100%

MidAmerica Bank of St. Clair County           Illinois            100%

CFC Acquisition Corp.                         Illinois            100%

Subsidiary of American Bancshares, Inc.
---------------------------------------

American Bank of Illinois in Highland         Illinois            100%


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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.